Exhibit 10.2b

June 29, 2000

University of Southern California
University Park
Los Angeles, CA 90089

Ladies and Gentlemen:

Reference is made to (1) that certain Option and License Agreement, dated as of March 12, 1998, by and among University of Southern California ("USC") and Rubicon Medical, LLC as amended as of March 31, 1999 (collectively, the "License Agreement") and (2) that certain Letter of Affirmation and Consent, dated as of the date hereof, by and among, USC, Rubicon Medical, Inc. (assignee of Rubicon under that certain Assignment, Assumption and Consent Agreement dated as of June 8, 2000) ("Rubicon"), and Abbott Laboratories ("Abbott"), pursuant to which USC consented to the sublicense granted to Abbott under the License Agreement (the "Abbott Sublicense"). This letter shall serve to memorialize certain agreements between USC and Rubicon with regard to the Abbott Sublicense. Any capitalized terms used but not defined in this letter agreement shall have the meaning given such terms in the Abbott Sublicense.

     1. USC and Abbott agree that one-half (1/2) of the royalties payable by Abbott under Article 7 of the Abbott Sublicense are attributable to USC Patent Rights and one-half (1/2) of such royalties are attributable to Other Patent Rights, which are not covered by the USC License. Accordingly, Rubicon shall be required under Section 5.b of the USC License to pay to USC a royalty equal to fifteen percent (15%) one -half of the royalties received under
Article 7 of the Abbott Sublicense.

     2. USC agrees that Rubicon shall be required under Section 5.b of the USC License to pay to USC fifteen percent (15%) of the $1,000,000 development fee received under Section 8.1 of the Abbott Sublicense with regard to the sublicense grant pursuant to. Section 6.1 therein, and is not required to pay to USC any percentage of the $1,000,000 development fee received under Section
8.1 with regard to the license grant pursuant to Section 6.2 therein.

     3. USC agrees that Rubicon shall be required under Section 5.b of the USC License to pay to USC fifteen percent (15%) of each of the $2,000,000 and $4,000,000 milestone payments received under Sections 8.2(a) or (b), respectively, of the Abbott Sublicense with regard to the sublicense grant pursuant to. Section 6.1 therein, and is not required to pay to USC any percentage of the $2,000,000 or $4,00,000 milestone payments received under Sections 8.2(a) or (b), respectively, with regard to the license grant pursuant to. Section 6.2 therein.

     4. USC agrees that Rubicon shall have thirty (30) days from the receipt of payments from Abbott to pay to USC any sums due to USC pursuant to the USC License, as hereby amended.

     5. USC agrees to be bound by the provisions of Section 14.7 regarding Abbott's handling of product after any termination of the Abbott Sublicense.






                                Rubicon Medical, Inc.

                                /s/
                                -------------------------------
                                By: Richard J. Linder
                                Its: President/CEO

ACKNOWLEDGED AND AGREED:

UNIVERSITY OF SOUTHERN CALIFORNIA

 /S/
--------------------------------
By: Dennis F. Dougherty
Its: Senior Vice President for Administration